UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 4, 2007 (May 1, 2007)
STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50132	76-0502785
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 Clay Street, Suite 3600 Houston, Texas (Address of principal execute offices)	77002-4109 (Zip Code)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On May 1, 2007, Paul G Vanderhoven, Senior Vice President — Finance and Chief Financial Officer of Sterling Chemicals, Inc. (“Sterling”), announced his retirement from Sterling, effective as of such date. In connection with Mr. Vanderhoven’s retirement, he entered into a separation and release agreement with Sterling whereby he agreed, among other things, to release certain claims against Sterling. In connection with his retirement and the separation and release agreement, Mr. Vanderhoven received a severance package consisting of a lump-sum severance payment in the amount of $385,500, or 1.5 times his last year’s base salary and his current “Bonus Target” (or 50% of his base salary) under Sterling’s Bonus Plan and the continuation of coverage under Sterling’s life, health care, medical and dental insurance plans and programs (other than disability), as long as he makes a timely COBRA election and pays the regular employee premiums required under Sterling’s plans and programs and by COBRA for a period of 24 months (including 18 months of COBRA coverage).
     On May 4, 2007, John R. Beaver, a Vice President and Sterling’s Corporate Controller, was named as Mr. Vanderhoven’s successor and was appointed Senior Vice President — Finance and Chief Financial Officer. Mr. Beaver, 45, will oversee Sterling’s corporate accounting and reporting functions, finance and planning capacities. As a result, Mr. Beaver’s base salary increased from $165,900 to $205,000, his Bonus Target under Sterling’s Bonus Plan, for the purposes of determining bonus compensation payable if certain thresholds under that plan are achieved, increased from 35% to 40%, and his multiplier under Sterling’s Key Employee Protection Plan, for the purposes of determining benefits under that plan, increased from 1.0 to 2.0. A copy of Sterling’s Bonus Plan and Key Employee Protection Plan are filed as exhibits to Sterling’s Annual Report on Form 10-K for the year ended December 31, 2006.
     Mr. Beaver was Sterling’s Corporate Controller since March of 2001 and one of Sterling’s Vice Presidents since January of 2003. Prior to joining Sterling, Mr. Beaver was Vice President and Corporate Controller for Pioneer Companies, Inc. from 1997 until December of 2000 and Corporate Controller for Borden Chemicals and Plastics Limited Partnership from 1995 though 1996. Mr. Beaver held several financial management positions with Sterling from 1987 through 1995 and with Monsanto Company from 1981 through 1987.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2007	STERLING CHEMICALS, INC.
	By:	/s/ Richard K. Crump
Richard K. Crump
President and Chief Executive Officer